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                                                                  Exhibit 99.1


Contacts:         For Media:        John Calagna
                                    (212) 578-6252

                  For Investors:    John Nadel
                                    (212) 578-2085

           METLIFE COMMENTS ON STATE COMMON STOCK ESCHEATMENT ACTIVITY

NEW YORK, July 31, 2003 - As part of Metropolitan Life Insurance Company's demutualization and initial public offering in April 2000, the newly formed public holding company, MetLife, Inc. (NYSE: MET) issued shares of common stock to certain existing Metropolitan Life policyholders. Any cash and common stock not claimed by shareholders become property of the state of last known residence, as is the case with other types of unclaimed property. The schedule by which unclaimed property is escheated varies by state, but is generally within three to five years of abandonment.

Since the initial public offering, the company has escheated unclaimed cash and approximately ten million shares of common stock to eight states. The remaining unclaimed cash and up to a currently estimated 50 million shares of common stock is expected to be escheated by the end of 2006, with approximately 35% of that amount in the remainder of 2003.

The majority of the states that have received shares through abandonment have liquidated the shares in an orderly fashion. Such activity assures an efficient execution of the trades. To date, only one state with a significant holding of escheated shares has sold those shares in one day, contributing to the unusual trading activity in the company's stock on July 30. Such disposition activity may cause similar short-term trading volatility in the company's stock in the future.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve approximately 12 million individuals in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies have insurance operations in 12 countries serving approximately 8 million customers.

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This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.



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Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse litigation or arbitration results; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or debt ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; and (xiv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.